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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended December 21, 2003 (the "Form 10-Q") of LDM Technologies, Inc. (the "Issuer").

         I, Alan C. Johnson, Chief Executive Officer of the Issuer, certify that:

         (i) The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LDM Technologies, Inc. and will be retained by LDM Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: January 27, 2004



                                             By:  /s/ A.C. Johnson
                                                --------------------------------
                                                      Alan C. Johnson
                                                      Chief Executive Officer
                                                      LDM Technologies, Inc.





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